Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Graphic Packaging International Corporation of our report dated June 19, 2003 relating to the financial statements of the Graphic Packaging Savings and Investment Plan, which appears in this Form 11-K.


PricewaterhouseCoopers LLP
Denver, Colorado
June 27, 2003